                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            ------------------------


                   UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
              (Name of Registrants as Specified In Their Charters)

                   (Name of Person(s) Filing Proxy Statement)
                            ------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:


    (2)  Form, Schedule or Registration Statement No.:


    (3)  Filing Parties:


    (4)  Date Submitted:

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                NOTICE OF ANNUAL MEETING TO BE HELD JULY 2, 1996



To the Stockholders of
Universal Franchise Opportunities Corp.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Universal Franchise Opportunities Corp., a Delaware corporation (the "Company"), will be held at 1500 West Cypress Creek Rd., Suite 512, Ft. Lauderdale, Florida, on Tuesday, July 2, 1996 at 9:30 a.m. for the following purposes:

         1.       To elect three directors of the Company.

         2. To consider and act upon a proposal to ratify the selection by the Board of Directors of Goldman & Krinitz, CPA's, P.C., as independent public accountants of the Company for the year 1996.

         3. To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on June 7, 1996 are entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

                                            By order of the Board of Directors



New York, New York                          Myrna Small, Secretary
June 8, 1996

- -------------------------------------------------------------------------------

                                    IMPORTANT

         Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. A Proxy Statement and Annual Report are also enclosed. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the Meeting and vote thereat in person should they so desire.

- -------------------------------------------------------------------------------

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                          705 SEVERN ROAD - SUITE 1037
                           WILMINGTON, DELAWARE 19803

                                 ---------------

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the Board of Directors of Universal Franchise Opportunities Corp., a Delaware corporation (the "Company" or "UFOC") of proxies to be used at the Annual Meeting of Stockholders to be held on Tuesday, July 2, 1996 at 9:30 a.m. and at any adjournments thereof.

                               PROXY SOLICITATION

         This Proxy Statement and Proxy, together with the 1995 Annual Report to Stockholders, are being first sent to security holders on or about June 8, 1996. The cost of preparing, assembling, printing, filing and mailing the Proxy Statement and Annual Report will be borne by the Company. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to beneficial owners of shares held of record by them.

                                     PROXIES

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, the shares will be voted for the Board's nominees for directors; to appoint Goldman and Krinitz, CPA's P.C., accountants for the year 1996; and in the discretion of the proxies upon such other matters as may properly come before the meeting.

         Proxies may be revoked at any time prior to voting by written notice addressed to Myrna Small, Small Universal Franchise Opportunities Corp., 1500 West Cypress Creek Road, Ft. Lauderdale, Florida 33309, by submission of another proxy of a later date, or by voting in person at the Annual Meeting.

                                  VOTING RIGHTS

         Only stockholders of record at the close of business on June 7, 1996, will be entitled to vote at the meeting. On June 7, 1996, the record date, there were issued and outstanding 2,081,190 shares of Class A Common Stock ("Class A Stock") and 731,790 shares of Class B Common Stock ("Class B Stock") (Class A Stock and Class B Stock are collectively referred to as "Capital Stock").

         As of May 20, 1996, the number of record holders of the respective classes of stock issued and outstanding, and entitled to vote, were as follows:

                      CLASS                                     NUMBER
                      -----                                     ------
                  Class A Stock                               2,081,190
                  Class B Stock                                 731,790

It should be noted, however, that, many of such holders are brokerage firms or depositories holding securities in their names on behalf of beneficial holders, resulting in substantially more beneficial owners of each such classes of securities. The Company's transfer agent has indicated that it distributed approximately 600 sets of materials to broker/nominees for distribution to beneficial holders in June, 1995 in connection with the Company's last annual meeting of stockholders.

         The Company's Certificate of Incorporation provides that holders of record of the issued and outstanding shares of Class B Stock are entitled, exclusively and as a class, to elect a majority of the number of directors constituting the entire Board of Directors of the Company. Two of the three directors nominated are candidates of the Class B stockholders.

         The holders of record of the issued and outstanding shares of Class A Stock are entitled, exclusively and as a class, to elect the remainder of the number of directors constituting the entire Board of Directors of the Company. One nominee will be elected to represent the Class A stockholders.

         Any amendment, change or modification in the Certificate of Incorporation or By-Laws of the Company must be authorized and approved by a majority vote of the holders of all outstanding shares of Capital Stock and a majority vote of the holders of all outstanding shares of Class B Stock. Any action taken, authorized or approved by the Board of Directors of the Company must be authorized and approved by a majority of directors elected by the holders of shares of Class B Stock, as well as a majority of all directors.

         The relative rights of the Class A Stock and Class B Stock described above ensure that the current Class B stockholders of the Company, and in particular, Walter Small the Company's President, as long as he holds a majority of the Class B Stock, will continue to control the management of the Company and have the right to prevent any significant change in the structure, business and affairs of the Company.

         Other than as noted above and with regard to conversion rights, the Company's Certificate of Incorporation provides that each share of Capital Stock has the same rights, privileges, interests, and attributes, including the right to one vote on all matters and is subject to the same limitations as every other share of Capital Stock.

                                DISSENTERS RIGHTS

         There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

                  PRINCIPAL STOCKHOLDERS AND VOTING AGREEMENTS

         The following table sets forth, as of June 7, 1996 the beneficial ownership of the Company's Class A Stock and Class B Stock, as classes, and its Capital Stock, in the aggregate, by (i) each person known by the Company to own beneficially more than 5% of the Company's Class A Stock or Class B Stock, (ii) each person who has been a director or officer of the Company since the beginning of the last fiscal year, (iii) each Director of the Company, and (iv) all directors and officers as a group.

                              Amount and Nature of Beneficial Ownership of Common Stock (1)
                              -------------------------------------------------------------

                                       Class A                                    Class B                   Combined (2)
                                       -------                                    -------                   ------------
Name & Address                  Shares          Percent of          Number of                 Percent of    Total Shares
of Beneficial                   Owned           Class Owned       Shares Owned              Class Owned      & Percent
Holder
- ------------------------------------------------------------------------------------------------------------------------
Walter Small                   237,100              11,39%           551,900(4)              75.42%           789,000
300 E 56th Street                                                                                               28.05%
Apt. 22L
N. Y., N.Y. 10022(3)

Myrna Small                         50                (6)                100                    (6)               150(6)
300 E 56th Street
Apt. 22L
N. Y., N.Y. 10022(5)

Mohamad Al-Omari                40,250(7)             (6)                                     0(6)             40,250(6)
11211 S Military
Trail #2923
Boynton Bch,
Fl 33936

Alan Wachtel                   128,700(8)              6.18%                                                  128,700
78 Kings Court                                                                                4.6%
Fort Lee, NJ 07024

All Directors &                366,100(9)             17.60%         552,000                 75.43%           918,100
Officers as a Group                                                                                              32.6%

(FOOTNOTES FROM PREVIOUS PAGE)

         (1) Except as noted, all shares are beneficially owned, and the sole voting and investment power is held by the persons named. For the purposes of this table, a person is deemed to be the beneficial owner of shares which he has the right to acquire through the exercise of options currently exercisable, and in computing the percentage of the class owned by such person, such shares are deemed to be outstanding.

         (2) Combines the shares of Class A Stock and Class B Stock to be outstanding for the purpose of calculating the percent owned.

         (3) Does not include 50 shares of Class A Stock and 100 shares of Class B stock owned by Myrna Small, Mr. Small's wife, and 25 shares of Class A Stock owned by Deborah Small, Mr. Small's daughter, as to all of which Mr. Small disclaims beneficial ownership. Also does not include 60,000 shares of Class B Stock owned of record by Prafulla Marfatia, with respect to which Mr. Small has been granted an irrevocable proxy. The numbers shown reflect the conversion of 200,000 shares of Class B Common Stock to Class A Common Stock by Mr. Small during early 1995.

         (4) Mr. Marfatia has granted an irrevocable proxy to Mr. Small with respect to 60,000 shares of Class B Stock owned of record by Mr. Marfatia.

         (5) Does not include 237,100 Shares of Class A Stock and 551,900 Shares of Class B Stock owned by Walter Small, Ms. Small's husband, of which Ms. Small disclaims beneficial ownership.

         (6) Less than one (1%) percent.

         (7) Include stock options granted to Mr. Al-Omari to purchase 40,000 shares of the Company's Class A Common Stock, as described under "Option Agreements" below; Mr. Al-Omari holds stock option to purchase an additional 60,000 shares of the Company's Class A Common Stock; however, these shares were not included in the foregoing table since the options have not yet vested. See "Option Agreements" and "Item 10--Executive Compensation".

         (8) Includes 2,200 shares held by Mr. Wachtel's wife, 9,400 held by Wachtel's wife's IRA and 10,000 held by Mr. Wachtel's wholly-owned corporation, with respect to all of which shares Mr. Wachtel disclaims beneficial ownership. Does not include stock options granted to Mr. Wachtel in February, 1996 to purchase an aggregate of 200,000 shares of the Company's Class A Common Stock, as described under "Option Agreements" below, none of which have yet vested. See "Option Agreements" below, none of which have yet vested.

                             SHAREHOLDER'S AGREEMENT

         On November 7, 1995 the Company and Messrs. Small and Marfatia, at that time a Vice President and Controller of the Company, entered into a Shareholders' Agreement. Pursuant to such agreement, Mr. Marfatia has granted to Mr. Small an irrevocable proxy to vote the 128,040 shares (60,000 shares as of May 31, 1996 of the Company's Class B Stock owned by Mr. Marfatia as of the date of such agreement, in Mr. Small's sole discretion. As shares are sold to the public, they are released from this agreement and the number subject to its terms declines.

                           INDEBTEDNESS OF MANAGEMENT

         None of the persons listed above were indebted to the Company or any of its subsidiaries since January 1, 1995.

                              ELECTION OF DIRECTORS

         The Board of Directors proposes the three persons listed below be elected directors at the Annual Meeting. All are incumbents, with the exception of Mr. Todd Schlesinger. Messrs. Small and Schlesinger are candidates for election by the Class B stockholders. Mohamad Al- Omari is a candidate for election by the Class A stockholders. Unless a proxy shall specify otherwise, it shall be voted for all directors designated for such class. Consequently, proxies for Class A shares will be voted for Mohamad Al-Omari and Class B shares for Messrs. Small and Schlesinger.

              Name               Age               Position
              ----               ---               ---------
        Walter Small              63       President, Treasurer and Director

        Mohamad Al-Omari          37       Vice President

        Todd Schlesinger          31       Vice President of Advanced Surface Engineering,
                                           Inc.

         Walter Small has served as a principal executive officer and as a Director of the Company since 1964 and has been President of the Company (except for a portion of 1995 during which time Mr. Al-Omari filled that position since 1967.

         Mohamad Al-Omari, Vice President of SPU, was Director of Operations for Premiere Franchise Corporation, the predecessor of SPU, from 1992 through its acquisition by SPU in 1993. Mr. Al-Omari also served as President of the Company for a portion of 1995. He has been a food industry veteran for the last 15 years. From 1980 to 1985 he held various management positions with Krystals in Chattanooga, Tennessee. From 1985 to 1987 he was Director of Operations for Shape Shop, a Canadian chain of sports shops. In 1987 he was named Operations Manager for QSR, Inc. of Fort Lauderdale, Florida, a chain which became Miami Subs. In 1990 he became a Master Franchisee for Miami Subs in New York City. He joined Premier Franchise Corporation as Director of Operations for Sir Pizza in 1992. He participated in the opening of numerous fast food restaurants in the past 4 years. He is currently Vice President of Operation so each of UFOC, Custom Carts & Trailers Inc. and SPU Unlimited, Inc. (all of which are wholly owned subsidiaries of the Company.

         Todd Schlesinger is the Vice President of Operations of Advanced Surface Engineering, Inc. a wholly owned subsidiary of the Company ("ASE"), having responsibility for all of the technical procedures concerning the then coating process which the Company is developing and marketing in 1996.

         The terms of office of all Directors of the Company are from the time of election until the next Annual Meeting of Shareholders of the Company, as provided in the Company's By-laws. All officers hold office at the pleasure of the Board of Directors.

         The Company has no standing audit, nominating or compensation committees of the Board of Directors, or any Committees performing similar functions. The Company held sixteen meetings of its board of directors in 1995, at all of which all Directors were present in person or by telephone, except that Mr. Wachtel was unable to attend one such meeting.

                      COMPLIANCE WITH SECTION 16 OF THE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the past two fiscal years all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that (1) as a result of an administrative oversight and sickness, Form 3 required to be filed by each of Ronald Berkley (now no longer a director) and Alan Wachtel, upon their becoming directors of the Company were filed late and (2) because of change in management which occurred in 1995 the Form 5 required to have been filed for such year was also filed late.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

         The following table sets forth, in summary form, the compensation paid by the Company for the fiscal years ended December 31, 1995, 1994, and 1993 for services rendered in all capacities to (a) the Company's Chief Executive Officer and the other executive officers of the Company or its subsidiaries, servicing as executive officers as of December 31, 1995; (b) the stock options granted to such executives in 1995; and (3) exercise and year-end value information pertaining to stock options rights granted to such executives. No stock appreciation rights were granted by the Company.

                                      Annual Compensation              Long Term Compensation
                                      -------------------              ----------------------

                                   ----------------------------------------------------------------

Name of Individual or                  Year       Salary             Bonus(2)           Option
Number of Persons in Group                         (1)               & other          Awards (4)
                                                                  compensation(3)   (No. of Shares)
- ---------------------------------------------------------------------------------------------------
Walter Small                           1995      $139,878                0(6)                 0
President, Treasurer                   1994       282,913(5)             0(6)                 0
and a Director                         1993       279,273(5)             0(6)                 0
Chairman of SPU

Mohamad Al-Omari                       1995      $ 70,000           25,000(2)(7)              0
Vice President--Operations of SPU      1994        69,615           20,563   (7)              0
                                       1993        38,077            7,000   (7)        100,000(4)

Myrna Small                            1995      $    678                0                    0
Vice President                         1994        17,164(8)             0                    0
                                       1993        17,500                0                    0

         (1) Reflects salary actually paid in the year indicated, even if a portion of the amount paid in such year relates to salary earned in a prior year.

         (2) No bonuses of any type were granted or paid in or form 1995, 1994, or 1993, except that Mr. Al-Omari received a bonus of $6,125 in 1994 and $25,000 in 1995.

         (3) None of the executive officers listed received pre-requisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of the salary for such officer if each year, except for the Stock Options described in such table.

         (4) Reflects Non-Qualified Stock Options granted to such officers under Options granted to such officers under Option Agreements therewith, as described below under "Option Agreements" and "Option Grants". The Company's Stockholders also adopted an Incentive Option Plan at the Annual Meeting thereof on July 14, 1993 effective as of June 1, 1993, although no options have been granted thereunder (See "Incentive Stock Option Plan" below).

         (5) Excludes $17,500 paid by the Company to Myrna Small as compensation for services rendered as a Vice president in each of 1994 and 1993.

         (6) The Company owns a 1986 Mercedes 560 for the use of Mr. Small and pays insurance, maintenance and all expenses related to such automobile. The Company has allocated 10% ($845) of the annual cost of such car used by Mr. Small as being for the personal use of Mr. Small for the year ended December 31, 1995.

         (7) During 1993 Mr. Al-Omari received $7,000 towards compensation earned or to be earned from the consulting agreement with "The Exhibition" described below under "Employment and other Agreements", $14,438 thereunder in 1994 and $988 thereunder in 1995 which amount represents the balance due from 1994. This consulting agreement has expired. Mr. Al-Omari also received a bonus of $6,125 in 1994 and $25,000 in 1995. Mr. Al-Omari also receives a non-accountable expense allowance of $300 per month to be applied towards, or in lieu of, rental of an automobile for business purposes, which amount is not included in this table. See "Employment and Other Agreements".

         (8) Does not include premiums paid by the Company on insurance placed for the Company by an insurance brokerage firm of which Myrna Small, a Vice President and wife of Walter Small, is Chief Executive Officer and sole shareholder in the amount of $12,003 in 1995, $11,134 in 1994 and $18,734 in 1993.

         Employment and Other Agreements

         In July, 1993, the Company entered into a new Employment Agreement with Mr. Small to become effective upon the expiration of his previous agreement on October 1, 1993. Such Agreement provides for an annual salary of $279,292.78 (based on his then effective salary), plus increases to reflect increases in the cost of living index and an incentive bonus equal to 2% of the Company's pre-tax profits after the end of any fiscal year in which the Company's pre-tax profits exceed $1,000,000. Mr. Small's agreement expires on September 30, 2000. In January 1995 Mr. Small voluntarily agreed to reduce his base salary during 1995 to $200,000 per annum; in March 1995, Mr. Small's salary was further voluntarily reduced to $100,000.

         SPU entered into an Employment Agreement with Mohamad Al-Omari, as of May 1, 1993, pursuant to which the Company employed Mr.Al-Omari as Vice President of Operations of SPU, for a salary of $5,000 per month, which was increased to $5,833 as of January 2, 1994. Such Agreement entitles Mr. Al-Omari to the use of an automobile for purposes of the Company's business; provided, however, that the total cost thereof (including leasing or other payments) shall not exceed $300 per month. Mr. Al-Omari's employment is on a month to month basis, and can be terminated, without any additional compensation, either without cause upon ninety days notice by either Mr. Al-Omari or the Company, or for cause, as specified in such agreement (which, among other things, includes cessation of the business of SPU). SPU also agreed to grant Mr. Al-Omari additional compensation representing consulting fees with respect to the transaction with "The Exhibition", which consulting arrangement has expired. During 1995 Mr. Al-Omari received $9,188 representing the balance of consulting fees from such arrangement in 1994, and a $25,000 bonus.

         In January, 1996, ASE entered into an Employment Agreement with Dr. Todd Schlesinger pursuant to which it employed Dr. Schlesinger as a Vice President for a term of four years. Dr. Schlesinger will receive a salary of $60,000 per annum. The Employment Agreement provides for the payment to the employee, as conditional compensation, of 40% of ASE's annual net profit in excess of $150,000.

         Except with respect to the exercise of any applicable early termination provision, none of such employment agreements provides for any additional payments to be made to any such employee upon termination of his employment, except for accrued salary and any incentive bonus that he would otherwise be entitled to, pro-rated through the date of termination. Each of such agreements provides that the Board of Directors of the Company may grant annual bonuses in an amount the Board of Directors deems reasonable and appropriate. Each of such Employees shall be entitled to participate in such health and medical benefit programs of the company, and such vacation time, as may be established by the Board of Directors of the Company from time to time. In the past, the Board of Directors, in making bonus determinations, has generally considered the accomplishments and responsibilities of such executives, as well as the revenues, profits and losses of the Company, during such year. Except for the foregoing and as mentioned in the foregoing paragraphs with regard to incentive bonuses, in the event that the criteria for profitability referred to therein are met, the company has no formal plan or criteria for the granting of bonuses. No bonuses were granted for 1995, other than $25,000 to Mohamad Al-Omari.

         Although Myrna Small, a Vice President, has received an annual salary of $17,500 per year, such salary was voluntarily waived in 1995, pursuant to a resolution of the Board of Directors of the Company.

         Until July, 1993, the Company had a policy of paying outside Directors $250 for each meeting attended. In July, 1993, the Directors superseded such policy, by voting that Mr. Gubin be compensation for his services as a non-employee director, at a rate of $5,000 per year, which includes all meetings and activities by Mr. Gubin as a Director. Mr. Gubin received a total of approximately $2,500 in 1995 as a result of the foregoing, together with reimbursement of certain expenses.

                              OPTION GRANTS IN 1993

         No options were granted in 1995. In February, 1996, the Company granted Alan Wachtel, a director of the Company, options to purchase up to an aggregate of 200,000 shares of the Company's Class A Common Stock at a price of $.45 per share. The options are exercisable on a cumulative basis with regard to 40,000 shares each at the end of each year for five years. The options are subject to certain restrictions, in the event of liquidation and otherwise. The Company also reduced the exercise price of the stock options which have not yet vested previously granted to Mohamad Al-Omari from $.875 per share to $.45 per share.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.

                  ============================================
                              CLASS A STOCKHOLDERS
                                      PROXY
                  ============================================

                       Solicited by the Board of Directors
                     for the Annual Meeting of Stockholders
                                 on July 2, 1996

         The undersigned hereby appoints Myrna Small and Walter Small, or either one of them, with power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock of Universal Franchise Opportunities Corp. (the "Company") held of record by the undersigned at an Annual Meeting of Stockholders to be held on July 2, 1996 and any adjournments thereof.

              Name:____________________________________________________________


              Address:_________________________________________________________


              Number of Shares:________________________________________________


(a) For [ ]  Against [ ]   Approval of election to the Board of Directors of
                           Mohamad Al-Omari.


Without authority [ ]      to vote for Mohamad Al-Omari as a Director.

(b) For [ ]  Against [ ]   Ratification of Goldman & Krinitz, CPA's P.C. as
                           independent accountants for the Company for 1996.

Without authority [ ]      to vote for the ratification of Goldman & Krinitz,
                           CPA's P.C. as independent accountants for the Company for 1996.

(c) In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting and any adjournments thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS IS MADE THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

Dated:___________________, 1996

                           (Signature)_________________________________________
                                      THIS PROXY AND BALLOT IS TO BE SIGNED AND
                                      SUBMITTED BY CLASS A STOCKHOLDERS. CLASS A
                                      STOCKHOLDERS MUST USE THE CLASS A PROXY.

         Please sign proxy exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.

                  ============================================
                              CLASS B STOCKHOLDERS
                                      PROXY
                  ============================================

                       Solicited by the Board of Directors
                     for the Annual Meeting of Stockholders
                                 on July 2, 1996

         The undersigned hereby appoints Myrna Small and Mohamad Al-Omari, or either one of them, with power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Class B Common Stock of Universal Franchise Opportunities Corp. (the "Company") held of record by the undersigned at an Annual Meeting of Stockholders to be held on Tuesday, July 2, 1996 and any adjournments thereof.

              Name:____________________________________________________________


              Address:_________________________________________________________


              Number of Shares:________________________________________________


(a) For [ ]  Against [ ]   Approval of election to the Board of Directors of all
                           nominees listed below (except as marked to the contrary below:
                           Walter Small
                           Todd Schlesinger

Withhold authority [ ]     to vote for all nominees listed above.

Instructions:              (To withhold authority for any individual nominee,
                           strike a line through that nominee's name in the list above).

(b) For [ ]  Against [ ]   Ratification of Goldman & Krinitz, CPA's P.C. as
                           independent accountants for the Company for 1996.

Withhold authority [ ]     to vote for the ratification of Goldman & Krinitz,
                           CPA's P.C. as independent accountants for the Company for 1996.

(c) In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting and any adjournments thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS IS MADE THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

Dated:___________________, 1996

                           (Signature)_________________________________________
                                      THIS PROXY AND BALLOT IS TO BE SIGNED AND
                                      SUBMITTED BY CLASS B STOCKHOLDERS. CLASS B
                                      STOCKHOLDERS MUST USE THE CLASS B PROXY.

         Please sign proxy exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

                               29th Annual Meeting
                                 of Stockholders
                                  July 22, 1996



                                ---------------

                                     AGENDA

                                ---------------



Dear Stockholder:

         Thank you for coming and welcome to the 29th Annual Meeting of Universal Franchise Opportunities Corp.'s stockholders. We are delighted to see and meet with you.

         The agenda for today's meeting is on the next page. I invite you to participate, particularly in the item set aside for stockholder questions and discussion.

         Your corporate officers and directors will be happy to assist you in any way they can--before, during and after the meeting.



                                  Walter Small
                                  President and Treasurer

                                 ANNUAL MEETING


AGENDA ITEMS

*        Introduction and corporate formalities

*        Remarks by Walter Small, Chairman of the Board

*        Matters to be voted upon :

         1.       To elect three directors of the Company.

         2. To consider and act upon a proposal to ratify the selection by the Board of Directors of Independent public accountants of the Company for the year 1996.

         3. To transact such other business as may properly come before the Meeting.

*        General Discussions

MEETING PROCEDURES

         Stockholders who wish to ask questions or make remarks relevant to a subject under discussion are invited to do so.

         Speakers will be allowed two minutes in which to make their comments or ask questions about the business.

         in fairness to others you are asked to limit yourself to one or two questions during the General Discussion period. If time permits, anyone wishing to speak a second time may do so but only after all other waiting speakers have had their turn.

VOTING

         If you have sent in your proxy card your shares will be voted accordingly. THEREFORE, PLEASE DO NOT SIGN A BALLOT AT THIS MEETING UNLESS YOU WANT TO CHANGE THE WAY YOU VOTED ON YOUR PROXY.

         Please sign the ballot exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, set forth the full corporate name and have it signed by a duly authorized officer of the corporation. If the shares are held in the name of two or more persons, all should sign.

                                      UFOC
                               UNIVERSAL FRANCHISE
                               OPPORTUNITIES CORP.





                                  ANNUAL REPORT
                                 FOR YEAR ENDED
                                DECEMBER 31, 1995


                               UNIVERSAL FRANCHISE
                               OPPORTUNITIES CORP.

DEAR SHAREHOLDER

         The results of the Company's operations for the year 1995 are to be found on the following pages.

         The Company sustained a net loss from continuing operations of $0.32 per share for the year ended December 31, 1995 compared to a net loss from continuing operations of $0.74 per share in 1994.

         The 1995 losses from continuing operations were principally attributable to the failure of the Company's efforts to develop Company-owned stores, problems related to the acquisition through investment and loans of a 50% ownership in Gourmet Carts, inc., and the legal fees incurred in various lawsuits.

         Donald Ryan was relieved of his duties as President of SP Unlimited, Inc., in early-1995 and proceeded to sue the Company for wrongful termination. I am pleased to announce that, subject to appeal, the Company prevailed in this lawsuit.

         Despite the fact that the Company sustained a substantial loss in the pizza cart business through its investment in Gourmet Carts, Inc., the Board of Directors was still intrigued by the possibilities of the mobile cart business and developed and produced a prototype of a new mobile cart. This new cart was very well received early this year, at both the Las Vegas Pizza Show and the International Franchise Show in Washington, D.C. The Company has decided to manufacture these carts through a wholly owned subsidiary, Custom Carts and Trailers, Inc., and intends to patent the oven and pizza cart. We believe that the portable oven we developed with the cooperation of two independent engineers will not only help to sell our pizza carts and store franchises, but will also be able to be marketed successfully as a stand alone product.

         In January, 1996, the Board of Directors decided to enter the ceramic coating business and established another wholly owned subsidiary for this purpose, Advanced Surface Engineering, Inc. Dr. Todd Schlesinger, step[son of the Company's President, developed a nanocomposite self-lubricating ceramic coating which served as the subject matter of his doctorate and was further perfected during the past four years when he was working in the industry. We have had the good fortune to obtain the pending patent rights to this coating together with five other coatings that Dr. Schlesinger has developed and we are in the process of obtaining the use of the equipment needed to commercially produce and market these coatings. This technology offers improvements to metal, ceramic, polymer/plastic, glass or composite components through hard self-lubricating wear resistant coatings with chemical and corrosion resistance as well as heat resistance. The coatings do not harm or change the dimensions of the product to be coated. Based upon our preliminary investigations, we believe this process could have widespread applications.

         Despite the continuing losses, the Company still retains significant liquid resources. Current assets at December 31, 1995 were $2,100,900, while current liabilities were only $158,379. Cash U.S. Treasury Securities, marketable securities, and long-term certificates of deposit totalled $2,643,222 at December 31, 1995.

         Until March 10, 1995, the Company's Class "A" Common Stock was sporadically traded over the counter on the NASDAQ Small-Cap Market under the symbol MENU. However, under NASDAQ rules, there is a minimum price requirement. The Company's quoted bid and asked prices were unable to maintain the minimum price and its stock was de-listed from NASDAQ on March 10, 1995. Currently, the prices for Class "A" Common Stock can be found on the "pink sheets" on the Over the Counter market. There is no established public trading market for the Company's Class "B" Stock. The Shareholders of Class "B" Common Stock may convert their stock into Class "A" Common Stock on a share for share basis.

         The Company has two classes of Common Stock outstanding, Class A Stock and Class B Stock. Each share of Class B Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Stock, pursuant to the procedures set forth in the Company's Certificate of Incorporation. The Company is also authorized to issue one or more series of Preferred Stock, none of which has been designated or issued.

         The high and low bid quotations for the Company's Class "A" Common Stock for 1994 and 1995 are as follows:

                                            High               Low
1994
         First Quarter                      1 5/8             1 1/16
         Second Quarter                     1 5/16            1
         Third Quarter                      1 1/16            1/2
         Fourth Quarter                        5/8            3/8

1995
         First Quarter                         4/8            1/4
         Second Quarter                        .42            1/4
         Third Quarter                         5/8            5/16
         Fourth Quarter                       5/16            5/16

         Such prices represent NASDAQ quotations between dealers without adjustments for retail markups or commissions, and may not represent actual transactions. There are no available quotes for Class "B" stock during 1995.

         The Company has not paid any dividend in the year 1995 and does not contemplate paying dividend on any of its stock in the foreseeable future.

         As of June 7, 1996,the Company had 297 record holders of Class A Common Stock and 137 record holders of Class B Common Stock.

         The problems encountered by the Company during 1995 and 1994 have had a deleterious effect upon the Company's stock price and its overall financial position. However, we are hopeful the direction we have taken will re-focus our commitment and return us to growth and profitability in the years ahead.

President


Walter Small

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of the Company's results of operations and financial conditions. This discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein.

         Discontinued Operations

         The Company's wholly-owned subsidiary, CPU (NY) discontinued classed and ceased New York school operations effective December 31, 1989. Another wholly-owned subsidiary, Commercial Programming Unlimited of Philadelphia, Inc. ceased operations at its Philadelphia school on October 15, 1990.

         The Company had purchased mainframe and peripheral computer equipment which had been leased to various corporations. The Company received revenues therefrom until August, 1993 at which time the Company effectively ceased its computer leasing business segment.

         The leasing and subletting of the facility at the former New York School Operation had been treated as a separate business segment. As a result of the surrender of the New York premises to the landlord, and the granting by the landlord of a release to CPU (NY) of all remaining obligations under the lease, the Company effectively discontinued its premises and equipment leasing business segment at its New York facility in May, 1995.

         As at December 31, 1995, the Company's only remaining business segment is the food service and franchising business commenced in April, 1993.

         Continuing Operations

         The 1995 losses were principally attributable to the failure of the Company's efforts to develop Company-owned stores, problems related to the acquisition through investment and loans of a 50% ownership in Gourmet Carts, Inc., and the legal fees incurred in the various law suits. The 1995 results of operation are discussed below (see Discussion of Results of Continuing Operations-1995 compared to 1994).

         Despite the continuing losses, the Company still retains significant liquid resources. Current assets at December 31, 1995 were $2,100,900 while current liabilities were only $158,379. Cash, U.S. Treasury Securities, marketable securities, and long-term certificates of deposit totalled $2,643,222 at December 31, 1995.

         The Company, through its subsidiaries, intends to continue to seek to develop franchised stores under the names of Sir Pizza and Sir Subs and Pizza throughout Florida, the United States and overseas.

         As a result of the interest generated by the Company's mobile pizza cart, with a self-contained power source, at the Pizza Trade Show in Las Vegas in late February, 1996, and at the International Trade Show convention in Washington, D.C. in early March, 1996 the Board of Directors decided that the Company should open its own cart manufacturing plant; the Company is currently in the process of manufacturing the carts at its Florida facilities. The Company intends to produce and market the pizza carts through a newly organized wholly-owned subsidiary, Custom Carts.

         In 1996, the Company decided to enter into a new business segment: the development, marketing and production of nanocomposite coatings. ASE was formed to operate this new line of business. Dr. Todd Schlesinger, stepson of the Company's President and Chairman of the Board, became Vice-President of Operations of ASE. Dr. Schlesinger was able to obtain from his previous employer the patent rights to a self-lubricating coating which he had developed while working for his doctorate and later for his employer. In addition to this self-lubricating coating, Dr. Schlesinger has also developed five other proprietary coatings for use by ASE. The Company intends to market these coatings as soon as the patent and trademark registrations have been completed.

         Discussion of Results of Continuing Operations - 1995 compared to 1994

         In 1995, the Company sustained a gross profit(loss) on the one remaining restaurant of ($61,393) compared to a gross profit (loss) of ($233,719) in 1994. Two of the Company-owned restaurants were closed in July, 1994. Other income from franchise fees, royalties and consulting fees aggregated $94,054 for 1995, compared to $138,509 for 1994. Such decrease was primarily attributable to the discontinuance in 1995 of consulting fees received in 1994 from the Company's 50% owned affiliated company, Gourmet Carts, Inc.

         In July, 1994, the Company closed the two Margate and Oakland Park, Florida restaurants and abandoned plans to build any additional restaurants. The obligations for future occupancy costs and related expenses and the projected loss on the improvements and equipment aggregated $567,226, which was reflected as a loss in 1994. This provisions was increased by $11,626 in 1995 to reflect the loss on sale of land at a proposed site in Palm Beach, Florida offset by revisions to the aforementioned estimates.

         In April, 1994, a wholly-owned subsidiary of the Company entered into an agreement with the investors of a portable pizza oven to form a corporation, Gourmet Carts, Inc. to produce and market the oven and related carts. The Company's subsidiary acquired a 50% interest in Gourmet Carts, Inc. Gourmet Carts, Inc. sustained an operating loss of $361,000 in 1994. As a result of these losses, litigation with the investors, and other matters pertaining to the oven, the Company in 1994 wrote off its investment in and advanced to Gourmet Carts, Inc., sustaining a loss of $441,993.

         General and administrative expenses decreased in 1995 by 4.6% over 1994. This decrease is primarily the result of the decrease in general operating expenses due to the downsizing of the operations, offset partially by the increase over the 1994 period in legal fees incurred in connection with various litigation involving Donald Ryan, SP Unlimited, Inc. and Gourmet Carts, Inc.

         Depreciation and amortization decreased by $45,003 in 1995 over 1994 due to the closing of two restaurants in 1994.

         Interest income declined from $215,333 in 1994 to $174,692 in 1995 primarily due to a decrease in available liquid resources.

         Interest expense for 1995 decreased by $28,041 compared to 1994, since the prior year was burdened by interest incurred in connection with a settlement of prior tax liabilities.

         A majority of the long-term certificates of deposit were redeemed during 1995 and the proceeds were invested in U.S. Treasury securities. Charges of $42,890 were incurred during the year as a result of such early redemptions.

         The tax provisions for 1995 and 1994 reflect state and local taxes for the current years. In 1995, a settlement of a prior tax obligation resulted in $34,129 decrease in a previously recorded liability.

         As a result of the foregoing, the after tax loss from continuing operations was $890,621 compared to a loss of $2,074,333 in 1994.

         Discussion of Results of Continuing Operations - 1994 compared to 1993

         In 1994, the Company sustained a gross profit (loss) on the two restaurant operations of ($233,719) compared to a gross profit (loss) of ($80,988) in 1993. Two of the Company-owned restaurants were closed in July 1994. Other income from franchise fees, royalties and consulting fees aggregated $138,509 for 1994, compared to $98,761 for 1993. Such increase was primarily attributable to consulting fees receiving from the Company's 50% owned affiliated company, Gourmet Carts, Inc.

         There were no computer equipment rentals in 1994, as a result of the expiration in August 1993 of the Company's only remaining computer lease. The equipment was sold in August 1993 and the Company realized a gain of $127,568 on the disposition of the equipment.

         In July 1994, the Company closed the two Margate and Oakland Park, Florida restaurants and abandoned plans to build any additional restaurants. The obligation for future occupancy costs and related expenses and the projected loss on the improvements and equipment aggregated $567,226, which was reflected in 1994.

         In April 1994, a wholly-owned subsidiary of the Company entered into an agreement with the inventors of a portable pizza oven to form a corporation, Gourmet Carts, Inc. to produce and market the oven and related carts. The Company's subsidiary acquired a 50% interest in Gourmet Carts, Inc. Gourmet Carts, Inc. sustained an operating loss of $361,000 in 1994. As a result of these losses, litigation with the inventors, and other matters pertaining to the oven, the Company in 1994 wrote off its investment in and advances to Gourmet Carts, Inc., sustaining a loss of $441,993.

         General and administrative expenses increased in 1994 by 8.7% over 1993. This increase is primarily the result of the added expenses attributable to the new restaurant and franchising business being conducted in Florida since April 30, 1993.

         Depreciation and amortization increased by $33,156 in 1994 over 1993 due to the restaurant and franchising business operating for a full year as opposed to only eight months in 1993.

         Interest income declined from $277,343 in 1993 to $215,333 in 1994 primarily due to a decrease in available cash balances offset partially by an increase in short-term interest rates.

         The tax provision for 1994 reflects state and local taxes for the current year.

         As a result of the foregoing, the after tax loss from operations was $2,130,496 compared to a loss of $297,013 in 1993.

         Liquidity and Capital Resources

         Cash increased during 1995 by $226,428 to $992,189. The net increase in cash is principally attributed to cash provided by investing activities ($1,280,669) offset by cash used by operating activities $1,035,647).

         The Company continues to invest its liquid assets in interest-bearing accounts and instruments (primarily, U.S. Treasury Securities and certificates of deposit with federally-insured banks). However, until the Sir Pizza operations generate profits, or the Company finds other business opportunities to generate profits, the Company will be unable to report any material profits on its financial statements.

         Inflation

         Inflationary factors in recent years have not had a significant effect on the Company's operations. As long as the Company continues to hold U.S. Treasury Securities, certificates of deposit and other interest bearing instruments, changes in interest rates will have a significant impact on such interest income.

                             SELECTED FINANCIAL DATA




                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------------------------------
                                                                 1991          1992         1993          1994       1995
SELECTED CONSOLIDATED STATEMENT OF
  INCOME DATA:
  REVENUES FROM CONTINUING OPERATIONS
   EQUIPMENT RENTAL REVENUES                                 $   568,005     $ 504,000     $  336,000     $  -          $   -
   RESTAURANT SALES                                              -             -              286,934        698,222        365,337
   FRANCHISE FEES                                                -             -               55,802         66,166         60,347
   OTHER                                                         -             -               42,959         82,354         33,707
                                                      ------------------------------------------------------------------------------

  TOTAL REVENUES - CONTINUING OPERATIONS                         568,005       504,000        721,695        836,731        459,391
                                                      ------------------------------------------------------------------------------

  OPERATING PROFIT (LOSS) - CONTINUING OPERATIONS             (1,329,260)   (1,382,675)      (889,218)    (1,808,906)    (1,032,159)
  INTEREST INCOME                                                459,324       354,789        277,343        216,333        174,692
  INTEREST (EXPENSE)                                              (2,886)      -               (7,142)       (33,777)        (5,736)
  LOSS ON INVESTMENT IN AND ADVANCES
  TO AFFILIATED COMPANY                                          -             -              -             (441,993)       -
  INCOME (LOSS) FROM CONTINUING OPERATIONS                      (521,796)   (1,097,189)      (313,866)    (2,074,333)      (890,621)
  INCOME (LOSS) FROM DISCONTINUED OPERATIONS                      (4,084)        3,419         16,853        (56,163)      (241,499)
  NET INCOME (LOSS)                                          $  (525,880)  $(1,093,770)    $ (297,013)   $(2,130,496)   $(1,132,120)
                                                      ==============================================================================


PER SHARE DATA
  INCOME (LOSS) CONTINUING OPERATIONS                             ($0.19)       ($0.39)        ($0.11)        ($0.74)        ($0.32)
  NET INCOME (LOSS) DISCONTINUED OPERATIONS                       ($0.00)        $0.00          $0.00         ($0.02)        ($0.08)
  NET INCOME (LOSS)                                               ($0.19)       ($0.39)        ($0.11)        ($0.76)        ($0.40)
                                                      ==============================================================================

SELECTED CONSOLIDATED BALANCE SHEET
  DATA:
  WORKING CAPITAL                                            $ 6,608,669   $ 6,364,670     $3,048,201    $   644,437    $ 1,942,421
  PROPERTY AND EQUIPMENT-NET                                   1,383,384       269,664        906,284        441,766        124,448
  TOTAL ASSETS                                                 8,110,156     6,818,892      6,664,828      4,495,335      3,268,376
  LONG-TERM DEBT                                                 -             -               80,098         61,500         41,363
  STOCKHOLDERS' EQUITY                                       $ 7,712,032   $ 6,618,262     $6,321,249    $ 4,190,763    $ 3,068,633
                                                      ==============================================================================

  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                2,812,980     2,812,980      2,812,980      2,812,980      2,812,980
  SHARES OUTSTANDING END OF PERIOD                             2,812,980     2,812,980      2,812,980      2,812,980      2,812,980

                          INDEPENDENT AUDITOR'S OPINION





Board of Directors
Universal Franchise Opportunities Corp.

         We have audited the accompanying consolidated balance sheet of Universal Franchise Opportunities Corp. and its wholly-owned subsidiaries, as at December 31, 1995 and the related consolidated statements of income, retained earnings, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Universal Franchise Opportunities Corp. and its wholly-owned subsidiaries as at December 31, 1995 and the results of their operations and their cash flows for each of the two years then ended in conformity with generally accepted accounting principles.

New York, New York
February 16, 1996

                                             Goldman & Krinitz, CPA's, P.C.
                                             Certified Public Accountants

            UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                      AS AT
                                DECEMBER 31, 1995


Current Assets
        Cash (Notes 1(B) and 1(C))                                $  992,189
        U.S. Treasury Securities                                     992,886
        Marketable securities, at cost,
          which approximates market value                              1,672
        Inventory (Note 1(F))                                          8,477
        Prepaid income taxes                                           6,153
        Prepaid expenses                                              48,931
        Other receivables                                             50,492
                                                                  ----------
                 Total Current Assets                              2,100,800

Property and Equipment (Notes 1(D) and 1(G))

        Restaurant improvements and equipment                        157,807
        Vehicular and office equipment                                74,936
                                                                  ----------
                                                                     232,743

Less: Accumulated depreciation and
          amortization                                               108,295
                                                                  ----------
        Total Property and Equipment                                 124,448
                                                                  ----------
Other Assets
        Certificates of deposit, (Notes 1(B) and 1(C))               656,475
        Franchise rights, net of amortization
          (Notes 1(D) and (H))                                       292,264
        Asset acquisition costs, net of amortization                  13,262
        Restaurant and vehicular equipment held for
          resale (Note 4)                                             40,880
        Security deposits                                             30,246
                                                                  ----------
                 Total Other Assets                                1,033,127
                                                                  ----------
                 Total Assets                                     $3,258,375
                                                                  ==========




The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

            UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                      AS AT
                                DECEMBER 31, 1995


Current Liabilities
        Current portion of long-term debt (Note 3)                 $   20,139
        Accounts payable                                              118,240
        Deferred income (Note 1(I))                                    20,000
                                                                   ----------
                 Total Current Liabilities                            158,379

Long-term debt, less current portion
        above (Note 3)                                                 41,363
                                                                   ----------

                 Total Liabilities                                    199,742
                                                                   ----------
Commitments and Contingencies (Note 8)
Stockholders' Equity (Note 9)
        Preferred stock, par value $.10
                 per share - authorized 100
                 shares - no shares issued and
                 outstanding                                             -
        Common stock, Class A par value,
                 $.025 per share - authorized
                 5,000,000 shares - 2,081,190
                 shares issued and outstanding                         52,030
        Common stock, Class B, par value,
                 $.025 per share - authorized
                 2,000,000 shares - 731,790
                 shares issued and outstanding                         18,294
        Additional paid in capital                                  3,356,135
        Retained earnings (deficit)                                  (367,826)
                                                                   ----------

                 Total Stockholders' Equity                         3,058,633
                                                                   ----------
                 Total Liabilities and
                 Stockholders' Equity                              $3,258,375
                                                                   ==========


The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                           For the years ended December 31,
                                                           --------------------------------
                                                                  1994              1995
                                                                  ----              ----
  Operating Revenues
        (excluding discontinued operations-Note 2)
        Restaurant sales                                   $   698,222       $   365,337
        Franchise fees                                          56,155            60,347
        Consulting fees - franchisees                           16,661            33,413
        Consulting fees - affiliated company                    64,598              --
        Other                                                    1,095               294
                                                           -----------       -----------
                                                               836,731           459,391
                                                           -----------       -----------

  Expenses (excluding discontinued operations Note 2)
        General and administrative expense                   1,046,157           997,884
        Restaurant cost of sales                               931,941           426,730
        Depreciation and amortization -
          restaurant improvements and
           equipment                                            64,188            17,660
        Amortization - franchise rights                         23,700            23,700
        Depreciation and amortization -
           other                                                12,425            13,950
        Provision for loss on store closings
          (Note 4)                                             567,226            11,626
                                                           -----------       -----------
                                                             2,645,637         1,491,550
                                                           -----------       -----------

  Operating profit (loss)                                   (1,808,906)       (1,032,159)
                                                           -----------       -----------

  Other Income (Expense)
        Interest income                                        215,333           174,692
        Interest expense                                       (33,777)           (5,736)
        Charges on redemption of
          certificates of deposit                                 --             (42,890)
        Provision for doubtful accounts                           --             (15,399)
        Loss on investment in and advances to
           Gourmet Carts, Inc., an affili-
           ated company (Note 5)                              (441,993)             --
                                                           -----------       -----------
                                                              (260,437)          110,667
                                                           -----------       -----------
  Loss before income and franchise
        taxes (excluding discontinued operations)           (2,069,343)         (921,492)
  Provision for income and franchise
        taxes (Notes 1(E) and 6)                                 4,990           (30,871)
                                                           -----------       -----------

  Income (loss) from continuing operations                  (2,074,333)         (890,621)
  Income (loss) from discontinued operations,
        net of income tax provisions of -0-                    (56,163)         (241,499)
                                                           -----------       -----------
  Net income (loss)                                        ($2,130,496)      ($1,132,120)
                                                           ===========       ===========

  Per Share of Common Stock (Note 10)
        Income (loss) from continuing operations           ($     0.74)      ($     0.32)
                                                           ===========       ===========
        Income (loss) from discontinued operations         ($     0.02)      ($     0.08)
                                                           ===========       ===========
        Net Income (loss)                                  ($     0.76)      ($     0.40)
                                                           ===========       ===========

  Average Common Shares Outstanding                          2,812,980         2,812,980
                                                           ===========       ===========


The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the years ended December 31,
                                                    --------------------------------
                                                           1994            1995
                                                           ----            ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                   ($ 2,130,496)    ($1,132,120)
   Adjustments to reconcile
    net income to net cash (used in) provided
    by Operating Activities
      Depreciation and amortization                         164,808          66,999
      Loss on abandonment of leasehold                         -            155,244
      Amortization of discount on
       U.S. Treasury securities                                -        (    59,466)
      Provision for loss on investments in and
       advances to Gourmet Carts, Inc., an
       affiliated company                                   441,993            -
      Provision for writedown of assets in
       connection with store closings                       476,025          13,909
      Changes in certain current assets
       and liabilities
       Inventory                                              7,980     (     3,944)
       Prepaid income taxes                                   1,910           7,409
       Prepaid expenses                                       9,378     (    36,262)
       Other receivables                                     91,431          38,830
       Accounts payable                                      19,592     (    54,791)
       Income taxes payable                                   3,942     (    31,455)
       Deferred income                                       10,000            -
                                                         ----------     -----------

Net Cash Provided (Used) by Operating
   Activities                                          (    903,437)    ( 1,035,647)
                                                        -----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of long-term certificates of deposit       (    967,837)           -
   Purchase of U.S. Treasury Securities                        -        ( 1,911,075)
   Maturity of U.S. Treasury Securities                        -            977,655
   Redemption of certificates of deposit                    293,000       2,095,726
   Purchase of property, equipment and
      construction in progress                         (    158,920)    (    28,762)
   Sale of restaurant equipment and land                       -            148,421
   Investment in and advances to Gourmet
      Carts, Inc., an affiliated company               (    441,993)           -
   Decrease (increase) in security
      deposits                                         (        431)    (     1,296)
   Increase (decrease) in tenants security
      deposits payable                                 (     55,458)           -
                                                        -----------      ----------

Net Cash Provided (Used) by Investing
   Activities                                          (  1,331,639)      1,280,669
                                                        -----------      ----------

The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

                                                    For the years ended December 31,
                                                    --------------------------------
                                                           1994            1995
                                                           ----            ----

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Reduction of long-term debt                         ($    17,173)    ($   18,594)
   Due to officer                                           150,000            -
   Repayment of loan to officer                        (    150,000)           -
                                                        -----------      ----------

Net Cash Provided (Used) by
   Financing Activities                                (     17,173)    (    18,594)
                                                        -----------      ----------

Net Increase (Decrease) in Cash
   and Certificates of Deposits                        (  2,252,249)        226,428

Cash and Certificates of Deposit
   at Beginning of Year                                   3,018,010         765,761
                                                        -----------      ----------

Cash and Certificates of Deposit
   at End of Year                                        $  765,761      $  992,189
                                                        ===========      ==========

Supplemental Cash Flow Information
- ----------------------------------

Interest paid                                           $    33,777      $    5,736
Income taxes paid (refunded)                           ($     2,243)    ($    6,634)

The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                                AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)

                                                 For the years ended December 31,
                                                 --------------------------------
                                                      1994                1995
                                                      ----                ----

Beginning of year                                 $ 2,894,790         $   764,294

Consolidated net income (loss) for year          (  2,130,496)       (  1,132,120)
                                                  -----------         -----------

End of year                                       $   764,294        ($   367,826)
                                                  ===========         ===========

The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                    Capital Stock                Additional
                               Number of                           Paid in            Retained
                                Shares           Amount            Capital            Earnings            Total
                             -----------       --------            -------            --------            -----
Balance - January
     1, 1994                   2,812,980       $  70,324         $ 3,356,135         $ 2,894,790          $ 6,321,249

Net Income (Loss) -
     1994                                                                            ( 2,130,496)        (  2,130,496)
                             -----------        --------          ----------          ----------          -----------

Balance - December
     31, 1994                  2,812,980          70,324           3,356,135             764,294            4,190,753

Net Income (Loss) -
     1995                                                                            ( 1,132,120)        (  1,132,120)
                             -----------        --------          ----------          ----------          -----------

Balance - December
     31, 1995                  2,812,980       $  70,324         $ 3,356,135        ($   367,826)         $ 3,058,633
                             -----------       ---------         -----------         -----------          -----------

The accompanying notes to the financial statements are integral parts of this report and should be read in conjunction herewith.

                              CORPORATE INFORMATION


Directors

         Walter Small               Chairman of the Board, President and
                                    Treasurer of the Company; Chairman of SPU
                                    Unlimited, Inc.

         Mohamad Al-Omari           Vice President-Operations of SP Unlimited,
                                    Inc., Universal Franchise Operations, Inc.
                                    and Custom Carts & Trailers, Inc.

         Alan Wachtel               President of Wachtel Mechanical Devices
                                    Corp. (an engineering company).

Transfer Agent and                  Continental Stock Transfer & Trust Co.
Registrar                           2 Broadway
                                    New York, New York 10004

Legal Counsel                       Sierchio & Albert, P.C.
                                    41 East 57th Street, Penthouse A
                                    New York, New York 10022

Independent Auditors                Goldman & Krinitz, CPA's, P.C.
                                    425 Madison Avenue
                                    New York, New York 10017

Annual Meeting

The Annual Meeting of Shareholders will be held on July 2, 1996 at 9:30 a.m. at 1500 West Cypress creek Rd., Suite 512
Ft. Lauderdale, FL 33309




                     UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                     1500 West Cypress Creek Rd., Suite 512
                            Ft. Lauderdale, FL 33309